Exhibit (10)(a)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 14 to the 1933 Act Registration Statement (Form N-4 No. 333-141755) and Amendment No. 40 to the 1940 Act Registration Statement (Form N-4 No. 811-07785), and to the use therein of our reports dated (a) March 31, 2017, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 26, 2017, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account L for the registration of interests in a separate account under group flexible payment deferred variable annuity contracts.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
September 18, 2017